UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2017

LBC Bioscience Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-217394	47-4916852
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

11529 N. 120th Street, Suite 01, Scottsdale, AZ	85259
(Address of Principal Executive Offices)	(Zip Code)

(480-776-0281)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant.

On December 18, 2017 LBC BIOSCIENCE INC (the “Registrant” or the ‘Company”) was notified by Thayer O’Neal Company, LLC (“TON”) that the firm resigned as the Registrant’s independent registered public accounting firm. TON was engaged by the Company on January 25, 2017. Except as noted in the paragraph immediately below, the reports of TON on the Company’s financial statements for the year ended December 31, 2015 and December 31, 2016 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The report of TON on the Company’s financial statements as of and for the year ended December 31, 2015 and December 31, 2016 contained explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has negative working capital that raises doubt about its ability to continue as a going concern.

During the year ended December 31, 2015 and through December 31, 2016, the Company has not had any disagreements with TON on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to TON’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the year ended December 31, 2015 and through December 31, 2016, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

TON furnished the Company a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from TON is attached hereto as Exhibit 16.1.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter of Thayer O’Neal Company, LLC. dated January 9, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LBC BIOSCIENCE INC.
(Registrant)

Date: January 9, 2018	By:	/s/ Lisa Nelson
	Name:	Lisa Nelson
	Title:	President, CEO, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

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